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                                   EXHIBIT 11.1

                       INTEGRATED SURGICAL SYSTEMS, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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
                                                                YEARS ENDED DECEMBER 31,    NINE MONTHS ENDED SEPTEMBER 30,
                                                                -------------------------   -------------------------------
                                                                     1994         1995           1995          1996
                                                                 -----------   -----------   --------------   -----------
Primary and fully diluted:

Average common shares outstanding............................        68,356       75,180        69,200       335,044

Common and common equivalent shares issued during the
  twelve month period prior to the initial public
  offering at prices below the assumed
  public offering price in accordance with Staff
  Accounting Bulletin No. 83.................................     4,223,088     4,223,088     4,223,088     4,162,026
Shares used in per share calculations........................     4,291,444     4,298,268     4,292,288     4,497,070
                                                                ===========   ===========   ===========   ===========

Net loss.....................................................   $(4,840,385)  $(4,053,528)  ($2,960,445)  $(2,122,377)
Preferred stock dividends....................................      (956,574)     (936,325)     (720,000)           --
                                                                -----------   -----------   -----------   -----------
Net loss applicable to common stockholders...................   $(5,796,959)  $(4,989,853)  ($3,680,445)  $(2,122,377)
                                                                ===========   ===========   ===========   ===========
Net loss per common and common share equivalent..............   $     (1.35)  $     (1.16)  $     (0.86)  $     (0.47)
                                                                ===========   ===========   ===========   ===========
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